FOURTH AMENDMENT TO CREDIT AGREEMENT

Saucony, Inc. (f/k/a Hyde Athletic Industries, Inc.)
13 Centennial Drive
Peabody, Massachusetts 01960-7901


July 31, 1998


State Street Bank and Trust Company,
   for itself and as Agent
225 Franklin Street
Boston, Massachusetts 02110

First Union National Bank
f/k/a CoreStates Bank, N.A.
P.O. Box 7618
Philadelphia, Pennsylvania 19101-7618

Ladies and Gentlemen:

Reference is made to the Credit Agreement among the undersigned and your banks dated August 31, 1993, as amended (the "Agreement"). Capitalized terms used herein without definition shall have the meanings such terms have in the Agreement.

The undersigned hereby requests your consent to amend the Agreement as follows:

1. As used in the Agreement, "CBNA" shall mean First Union National Bank, formerly known as CoreStates Bank, N.A.


2. That Section 2.1(a) of the Agreement be amended to read in its entirety as follows:

     Revolving Line of Credit. (a) Each Bank hereby severally agrees, on the terms and conditions hereinafter set forth, to make advances ("Advances") to the Borrower and its Borrowing Subsidiaries from time to time during the period from the date hereof to and including August 31, 1998 (the "Termination Date"), in an aggregate principal amount outstanding at any time not to exceed the lesser of the two amounts computed as provided next to its name below (each Bank's "Commitment"):

       Bank             Maximum principal amount    % of Borrowing Base
-----------------------------------------------------------------------

      State Street            $7,500,000                    50%
      CBNA                    $7,500,000                    50%
                              ----------                    ---
      Total                  $15,000,000                    100%

     Each borrowing under this Section 2.1 shall consist of Advances made on the same date by the Banks ratably according to their respective Commitments. Subject at all times to the Borrowing Base and within the limits of each Bank's Commitment, the Borrower and the Borrowing Subsidiaries may borrow, repay Advances and reborrow under this Section 2.1. The proceeds of the Advances shall be used for working capital except as permitted by Sections 5.1(iv) and 5.5."

3.   That Exhibit A hereto be substituted for Exhibit A to the Agreement.

     All terms and provisions of the Agreement not amended hereby shall remain in full force and effect.



The undersigned has delivered to the Agent contemporaneously herewith promissory notes in the form attached hereto as Exhibit A in the principal amount of $7,500,000 in substitution for the "Revolving Credit Notes" referred to in
Section 2.1 of the Agreement. Upon receipt of the aforementioned notes, please return the promissory notes of the undersigned dated January, 1997 payable to the order of State and CBNA each in principal amount of $7,500,000 to the undersigned. The notes delivered to the Agent herewith shall thereafter be deemed to be the "Revolving Credit Notes" referred to in the Agreement.

The undersigned represents and warrants to you that, as of the date of the execution and delivery of this Amendment, each of the representations and warranties set forth in the Agreement is true and correct except to the extent that such representations and warranties relate solely to an earlier date and that no Default or Event of Default as defined in Section 7 of the Agreement has occurred and its continuing.

The undersigned hereby agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by you in connection with the preparation, negotiation and execution of this Amendment and of the documents and instruments referred to herein.

This Amendment shall take effect as a fourth amendment to the Agreement as of the date hereof upon delivery to the undersigned of duplicate originals hereof, duly executed by authorized officers of your banks. This Amendment shall be deemed to be a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Please indicate below your concurrence in the foregoing.

                                SAUCONY, INC.
                                f/k/a HYDE ATHLETIC INDUSTRIES, INC.

                                By: /s/ Charles A. Gottesman
                                Title:  Executive Vice President

Agreed:

STATE STREET BANK AND TRUST COMPANY
for itself and as Agent

By:


FIRST UNION NATIONAL BANK
f/k/a CoreStates Bank, N.A.

By:

EXHIBIT A

$7,500,000                                            July 31, 1998


On August 31, 1998, FOR VALUE RECEIVED, the undersigned, Saucony, Inc. (f/k/a Hyde Athletic Industries, Inc.) a Massachusetts corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________________ (the "Bank") the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) of, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full of this Note, at the rates, on the dates and as otherwise provided for in the Credit Agreement.

Upon the occurrence of any Default as defined in the Credit Agreement, the Bank may increase the rate of interest payable on any Advance to a rate that is 4% per annum above the Prime Rate or 4% per annum above such other rate as is then payable on such Advance. Each change in the Prime Rate shall be reflected by a corresponding change in the fluctuating interest rate payable hereunder. "Prime Rate" shall mean the rate of interest announced by State Street Bank and Trust Company at its Boston office from time to time as its "Prime Rate." Interest shall be calculated on the basis of actual days elapsed and a year of 360 days unless a different method of computation of interest is provided for in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Agent at the office of the Agent located at 225 Franklin Street, Boston, Massachusetts, in immediately available funds. All advances made by the Bank to the Borrower and all payments made on account of principal hereof shall be recorded by the Bank and Bank's records shall constitute evidence of the disbursement and repayment of such Advances which shall be presumed correct in the absence of manifest error.

Any deposits or other sums at any time credited by or due from the holder hereof to the Borrower may at any time be applied or set off against amounts due under this Note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to the holder at any time after a Default (as defined in the Credit Agreement) regardless of the adequacy of collateral.

This note is one of the Revolving Credit Notes referred to in the Credit Agreement dated August 31, 1993, as amended, among the Bank, the Borrower, State Street Bank and Trust Company, as agent, and __________________________ (the "Credit Agreement"), and is entitled to the benefits thereof. Pursuant to the Credit Agreement, any Advance outstanding hereunder may be prepaid without penalty at any time that the Floating Rate Option (as defined in the Credit Agreement) is in effect. Any Advance outstanding hereunder that bears interest at the Fixed Rate Option may not be prepaid except upon payment to the holder of certain amounts provided for in the Credit Agreement. Pursuant to the Credit Agreement, the maturity of the principal hereof may be accelerated upon the occurrence of a Default, as defined in the Credit Agreement.

This note is executed as an instrument under seal, and shall be governed by the laws of Massachusetts.


SAUCONY, INC.
f/k/a HYDE ATHLETIC INDUSTRIES, INC.



By: ______________________________________
Name:
Title